FOR IMMEDIATE RELEASE

FMG ACQUISITION CORP. TO MERGE WITH UNITED INSURANCE HOLDINGS, A FLORIDA P&C INSURANCE COMPANY WITH 2007 REVENUES OF $112.6 MILLION AND
PRE-TAX INCOME OF $47.9 MILLION

Highlights

•	Merger consideration: United owners to receive $95 million of consideration comprised of $25 million in cash and 8.75 million shares

•	Earn-out provision of up to $5 million in cash if 12 month or calendar 2009 net income exceeds $25 million

•	No external financing required to complete the merger

•	United Insurance Holdings, LC is a well-capitalized, profitable underwriter of homeowners insurance in Florida

•	18.2% revenue CAGR (2005-2007)

•	Year-over-year pre-tax income grew 263% in 2007 to $47.9 million

•	Pro-forma net income (see footnote under Statement of Operations) grew 264% year-over-year to $29.9 million

•	Disciplined underwriting criteria and strong reinsurance protection mitigate risk from low probability, high-cost catastrophic events

•	Growth opportunities exist in “states in need,” where major insurance companies have limited flexibility to offer competing products

•
Transaction valuation yields an attractive trailing P/E multiple[1] of 3.9x basic and 4.3x fully diluted; believed to be the lowest P/E multiple for any Special Purpose Acquisition Company (SPAC) to date

Farmington, Connecticut and St. Petersburg, Florida - April 2, 2008 - FMG Acquisition Corp. (OTCBB: FMGQ; FMGQW; FMGQU) (“FMG”) and privately-held United Insurance Holdings LC (“United” or the “Company”) today jointly announced that the companies have entered into a merger agreement whereby United will merge with a wholly-owned subsidiary of FMG.

United, through its three wholly-owned subsidiaries, is a responsive, stable and innovative provider of property and casualty insurance products and services within the state of Florida. The Company is predominantly a provider of homeowners insurance and presently services approximately 73,000 policies that for 2007 represented $145.0 million in annual gross premiums and $85.4 million in net premiums earned.

1 Based on a share price for FMG of $8.00 per share.

FMG Acquisition Corporation
April 2, 2008

The Transaction

Under the terms of the transaction, United’s members will receive $25 million in cash, financed by FMG’s cash on hand, and 8.75 million newly issued, registered shares of FMG at closing, representing approximately 60% ownership in the combined entity. FMG will have approximately 14.7 million shares outstanding after the closing of the transaction.

In addition, United’s members may earn additional cash consideration of up to a maximum of $5 million, based on management’s ability to generate net income in excess of $25 million during the 12-month period covering either (i) July 1, 2008 through June 30, 2009 or (ii) calendar year 2009. Under this earn-out plan, United’s members will receive $2 for every $1 of net income over $25 million. The maximum payout of $5 million assumes 12-month net income meets or exceeds $27.5 million. Based on its current book of business and reinsurance program, United reasonably believes that, excluding the occurrence of unpredictable catastrophic events, it will meet or exceed the $27.5 million net income target and therefore members will receive their maximum earn-out payment.

The transaction is subject to the review of FMG’s proxy materials by the Securities and Exchange Commission, stockholder approval by the holders of FMG common stock, member approval by United’s owners and other customary closing conditions.

Upon the closing of the transaction, which is anticipated in the second quarter of 2008, FMG will change its name to United Insurance Holdings Corp. (“UIHC”) and will seek an AMEX or Nasdaq listing.

The senior management of United, which averages more than 20 years of insurance industry experience and is led by Chairman Greg C. Branch and President/CEO Donald J. Cronin, will remain unchanged following the transaction. Gordon G. Pratt, Chairman, President and CEO of FMG, will become Vice Chairman of UIHC. Each of FMG and United will name three of UIHC’s six initial Board members.

Commenting on the transaction, Mr. Pratt stated, “We launched our search for a merger partner in the insurance industry with a focus on finding a well-managed, profitable, growing company that really knows how to manage risk. We were particularly drawn to insurance markets that can produce significant returns for stockholders. We believe that United represents a great match and an ideal merger partner; we very much appreciate our time working closely with United’s management and its Board. United’s history proves that it can manage rapid growth safely as a result of its disciplined underwriting and prudent reinsurance practices. Also, we believe that United operates in a segment of the insurance industry minimally affected by the broader stock markets or interest rate concerns.

“During our IPO, we pledged to seek a merger with a partner whose business and prospects showed real promise and on terms that should reward not only investors’ trust in us when we started but also their faith in us should they buy or hold our shares in the soon-to-be merged company. Our merger with United represents, to our knowledge, the most favorable P/E multiple (2007 P/E: 3.9x basic, 4.3x fully diluted) for any SPAC to date and offers the potential for substantial appreciation.”

FMG Acquisition Corporation
April 2, 2008

United Insurance and the Florida Insurance Opportunity

In the early 1990s, Florida state legislators worked with insurers and regulators to create a hurricane catastrophe system designed to mitigate losses to the industry and promote the formation of homeowners insurance companies. This system included the creation of the Florida Hurricane Catastrophe Fund, a reinsurance-like entity funded by a portion of insurance premiums and managed by the Florida State Board of Administration.

Nine years ago today, United began operations to capitalize on these market conditions by underwriting homeowners insurance and selected small business insurance through a broad distribution network across the state of Florida. From its headquarters in St. Petersburg, United’s team of dedicated employees manages a completely integrated insurance company, including sales, underwriting, policyholder service and claims. The Company distributes its homeowners, dwelling fire, flood and garage liability products through 200 agency groups and conducts business through three wholly-owned subsidiaries. Homeowners insurance constitutes the majority of United’s premiums and policies.

The Company captured a record number of new business policies in 2007, all from “voluntary” sales and none from “take-out” or “block sale” transactions. United has strong relationships with top vendors in all aspects of its operations, including risk modeling, policy administration, IT, and actuarial services, which it believes provides United with a competitive advantage over many other insurance providers in Florida. The Company also has strong distribution channels with independent agents and marketing partnerships. The market is highly fragmented, as United represents just 1.0% of the Florida homeowners insurance market.

United’s audited total revenues for the period December 31, 2005 through 2007 increased from $80.6 million to $112.6 million, a compound annual growth rate (“CAGR”) of 18.2%. During this same period, the Company’s pre-tax income increased to $47.9 million in 2007 from 2005’s pre-tax loss of $1.4 million, which reflected the unusually active storm season in Florida that year.

Mr. Cronin, President and CEO of United, stated, “We are very excited at the prospect of going public through this merger with FMG, and believe that United is properly positioned for growth. This merger and subsequent national securities exchange listing will increase our flexibility and access to capital while also increasing our visibility within our industry. Our goal is to continue to build on our unique blend of experience and disciplined underwriting to drive our growth.”

Mr. Branch, United’s Chairman, said, “United is very proud to have built a high performing complementary team of professional managers and strategic thinkers who can deal with the ever-changing insurance environment and execute a win/win business plan for our shareholders and our policyholders. We considered many options for the Company, including remaining private. Through getting to know the people at FMG and how they could be helpful to the Company and its business, we have concluded that this merger sets the Company on the right path for the next leg of its journey.”

FMG Acquisition Corporation
April 2, 2008

Risk Mitigation Through Disciplined Underwriting and Reinsurance Protection

United’s underwriting standards are designed to minimize loss, obtain appropriate premium and optimize geographic exposure with respect to probable maximum loss (“PML”). The Company licenses risk-modeling systems and operates them with an in-house, seasoned team of analysts. United’s process allows for appropriate geographic distribution of exposures and diversified capital allocation. United conducts regular analysis of its policy portfolio at the zip-code level to optimize portfolio exposure. Underwriting guidelines are adjusted periodically to address strategic goals, mitigate catastrophe risk exposure and improve attritional (day-to-day) loss results.

Following an unusually active storm season in 2005, United accelerated its plan to better position itself by:

•	shifting its business mix away from higher-risk areas;

•	increasing premium rates across the state (where appropriate);

•	underwriting homes with more windstorm damage protection; and

•	excluding “pool cages” (screened enclosures around pools that accounted for 35% of catastrophe losses in 2004-2005) from coverage under its policies.

For 2007, United purchased approximately $400 million in reinsurance protection and effectively retained $16.5 million (pre-tax) of exposure for each storm event. United’s reinsurers all are rated A- or better by A.M. Best.

Mr. Cronin continued, “One of the primary requirements of every homeowner insurance provider in a potential storm area is to expertly manage risk. This requires a proper balance of capital on hand, reinsurance protection, and underwriting experience. We believe that United’s competitive advantage in this area lies in our disciplined underwriting analysis and principles. We showed this during the highly improbable events of 2005. During that year, United reported a small operating loss, which demonstrated the effectiveness of our underwriting guidelines and reinsurance structure. Furthermore, the Company is now in an even stronger position to handle potential adverse weather events. We are ever-vigilant of potential exposures and believe that United outperforms our competition in this area.”

Growth Potential

Mr. Pratt concluded, “United’s management has extensive experience in the industry and has the infrastructure in place to properly manage the risk of major storms. In addition, we believe that the additional capital from this merger could be used to:

•	expand into other “states in need” where major insurance companies have limited flexibility to offer customers the products they need to protect their homes;

•	strengthen and make more flexible United’s reinsurance protection; and

•	support the merged Board’s consideration of initiating a target payout/dividend policy.

“We believe that this transaction represents a great opportunity for FMG stockholders and we look forward to keeping you apprised of our progress throughout the merger process.”

FMG Acquisition Corporation
April 2, 2008

Statement from Bulldog Investors

Bulldog Investors (“Bulldog”) owns FMG securities equal to 21.7% voting power, as disclosed in Bulldog’s filing with the SEC dated March 26, 2008.

On March 18, 2008, FMG discussed its business combination criteria and Bulldog described its criteria for evaluating a proposed business combination and advised FMG that if FMG presented a business combination meeting Bulldog’s criteria, Bulldog’s intention is either to: (i) support the proposed business combination or (ii) accept a bid for some or all of its holdings of FMG’s common stock.

“We like good management teams forming SPACs to go out and find good deals to present to stockholders,” said Mr. Phillip Goldstein, Bulldog’s founder. “We appreciate FMG’s management and the work they have done to date. We look forward to evaluating FMG’s proxy materials and to the stockholder vote.”

Roadshow Schedule

The management of FMG and United will hold meetings with potential investors prior to the merger completion to further discuss the transaction. If any accredited investors are interested in meeting with management, please contact Adam Prior of The Equity Group at 212-836-9606 or aprior@equityny.com.

Pali Capital, Inc. is acting as financial advisor to FMG and Ellenoff, Grossman & Schole LLP is acting as legal advisor to FMG on this transaction. Piper Jaffray & Co. rendered a fairness opinion to FMG’s Board. Raymond James is acting as financial advisor to United and Foley & Lardner LLP is acting as legal advisor to United on this transaction.

For additional information on the acquisition see the Form 8-K filed by FMG, that will be filed on April 3, 2008, and can be obtained without charge, at the Securities and Exchange Commission's internet site (http://www.sec.gov). United’s website is www.upcic.com.

About FMG Acquisition Corp.

FMG Acquisition Corp. is a blank check company formed in Delaware on May 22, 2007 to acquire a business operating in or providing services to the insurance industry through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination. FMG’s initial public offering was consummated on October 11, 2007, receiving net proceeds of $37.6 million through the sale of 4.7 million units at $8.00 per unit. Each unit is comprised of one share of FMG common stock and one warrant with an exercise price of $6.00. As of December 31, 2007, FMG held $37.5 million (or approximately $7.91 per share) in a trust account maintained by an independent trustee, which will be released upon the consummation of the business combination.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about FMG, United, and their combined business after completion of the Merger. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of FMG’s and United’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: continued compliance with government regulations; changing legislation or regulatory environments; effects of unpredictable catastrophic events; changes in loss reserve estimates; insurance industry trends, rates, availability of reinsurance, and other factors affecting supply and demand; labor and personnel relations; credit risks; changing interpretations of generally accepted accounting principles; general economic conditions; and other relevant risks detailed in FMG’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Neither FMG, nor United assumes any obligation to update the information contained in this presentation

FMG Acquisition Corporation
April 2, 2008

Additional Information and Where to Find It

This press release is being made pursuant to and in compliance with Rules 145, 165 and 425 of the Securities Act of 1933, as amended, and does not constitute an offer of any securities for sale or a solicitation of an offer to buy any securities. FMG and its directors and executive officers, Pali Capital, Inc., and Raymond James and Associates, may be deemed to be participants in the solicitation of proxies for the special meeting of FMG stockholders to be held to approve the merger. In connection with the proposed acquisition and required stockholder approval, FMG will file with the SEC a preliminary proxy statement and a definitive proxy statement. Stockholders are advised to read, when available, FMG’s preliminary proxy statement/prospectus and definitive proxy statement/prospectus in connection with the solicitation of proxies for the special meeting because these statements will contain important information. The definitive proxy statement/prospectus will be mailed to stockholders as of a record date to be established for voting on the merger. Stockholders will also be able to obtain a copy of the proxy statement/prospectus, without charge, by directing a request to: FMG Acquisition Corp., Forest Park, Second Floor; Farmington, Connecticut 06032. The preliminary proxy statement/prospectus and definitive proxy statement/prospectus, once available, can also be obtained, without charge, at the Securities and Exchange Commission's internet site (http://www.sec.gov).

In addition, United and its directors and officers may be deemed to have participated in the solicitation of proxies from FMG stockholders in favor of the approval of the proposed acquisition. Information about United and its directors and officers will be included in the preliminary proxy statement and definitive proxy statement filed by FMG in connection with this transaction.

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CONTACT:	-OR-	INVESTOR RELATIONS:
FMG Acquisition Corp.		The Equity Group Inc.
Larry G. Swets, Jr.		Adam Prior
Chief Financial Officer		Vice President
(630) 626-4391		(212) 836-9606 / aprior@equityny.com

FMG Acquisition Corporation
April 2, 2008

United Insurance Holdings, L.C.
Consolidated Statement of Operations

	Years Ended December 31,
	2007	2006	2005
	(Dollars in thousands)
Revenue:
Gross premiums written	$145,050	$148,886	$141,806
Gross premiums ceded	(58,511)	(77,966)	(52,685)
Net premiums written	86,539	70,920	89,121
Decrease (increase) in net unearned premiums	(1,181)	2,710	(13,457)

Net premiums earned	85,358	73,630	75,664
Net investment income	7,751	5,917	2,984
Net realized investment gains	322	111	85
Commissions and fees	2,414	2,399	1,730
Policy assumption bonus	13,556	-	-
Other income	3,200	395	149
Total revenue	112,601	82,452	80,612

Expenses:
Losses and loss adjustment expenses	25,662	35,357	61,617
Policy acquisition costs	17,316	15,545	12,982
Operating and underwriting expenses	9,110	9,748	3,958
Salaries and wages	2,792	2,344	1,771
General and administrative expenses	2,078	1,245	1,371
Interest	7,704	5,019	312
Total expenses	64,662	69,258	82,011

Income (loss) from operations (1)	47,939	13,194	(1,399)
Provision (benefit) for income tax	8,297	(4,014)	(2,560)
Net income	$39,642	$17,208	$1,161

(1) The Company and its non-insurance subsidiaries are not taxable entities; therefore, no tax liability or tax provision exists for these entities. The tax liability shown in the table above relates to United’s insurance subsidiary, which is a C-Corporation. However, following the closing of the merger, United, including all its subsidiaries, will be taxed as a C-Corporation. On a pro-forma basis, United achieved net income of $29.9 million, based on a 37.6% tax rate.

FMG Acquisition Corporation
April 2, 2008

United Insurance Holdings, L.C.
Consolidated Balance Sheet

	December 31,
	2007	2006
	(Dollars in thousands)
ASSETS
Investments:
Fixed maturities	$107,410	$90,692
Equity securities	5,072	16,385
Other investments	1,300	23,890

Total investments	113,782	130,967

Cash and cash equivalents	56,852	46,248
Premiums receivable, net	9,966	10,140
Reinsurance recoverable, net	16,816	38,521
Prepaid reinsurance premiums	26,345	34,160
Deferred policy acquisition costs	7,547	7,231
Property and equipment, net	108	99
Federal income tax recoverable	-	354
Deferred income taxes asset, net	4,733	6,812
Prepaid expenses and other assets	6,277	1,508
Total assets	$242,426	$276,040

LIABILITIES AND MEMBERS' EQUITY

Unpaid losses and loss adjustment expenses	$36,005	$57,175
Unearned premiums	73,051	79,684
Reinsurance payable	10,852	27,831
Accrued distribution payable	9,227	8,157
Advance premium	2,396	2,404
Accounts payable and accrued expenses	13,858	25,196
Shares subject to mandatory redemption	2,564	939
Federal and state income tax payable	2,303	-
Other liabilities	2,238	901
Long-term debt	43,833	49,640
Total liabilities	196,327	251,927

Commitments and contingencies

Members' equity:
Members' certificates of interest	7,464	6,963
Retained earnings	37,891	17,601
Accumulated other comprehensive income (loss)	744	(451)
Total members' equity	46,099	24,113

Total liabilities and members' equity	$242,426	$276,040